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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration on Form S-4 of our reports dated July 24, 1997, on our audits of the financial statements and financial statement schedule of Town Sports International, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand, L.L.P.

New York, New York
November 20, 1997